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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 20, 2003

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9712 (Commission File Number)	62-1147325 (IRS Employer Identification No.)
8410 West Bryn Mawr, Suite 700, Chicago, Illinois 60631 (Address of principal executive offices) (Zip Code)
(773) 399-8900 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

ITEM 5.    Other Events.

        This Current Report on Form 8-K/A is being filed for the purpose of amending the Current Report on Form 8-K filed by United States Cellular Corporation on February 5, 2003 relating to the announcement of the fourth quarter of 2002 earnings. As a result of a reclassification entry to reduce cash balances and accounts payable by the amount of certain checks outstanding at December 31, 2002, the cash and cash equivalents and accounts payable balances reported on the balance sheet in the Annual Report on Form 10-K for the year ended December 31, 2002 are different than the amounts reported in the earnings release. On page 7 of the earnings release—Consolidated Balance Sheet Highlights table, the cash and cash equivalents balance at December 31, 2002 was reduced from $27,879,000 to $14,864,000 and accounts payable—trade was reduced from $314,944,000 to $301,929,000 as a result of the change.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation (Registrant)
Date: March 20, 2003	By:	/s/ THOMAS S. WEBER Thomas S. Weber Vice President and Controller

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  ITEM 5. Other Events.
SIGNATURES